EXHIBIT 99.1
OCTOBER 27, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2022 Results

Hammond, Louisiana, October 27, 2022 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending September 30, 2022.

The real strength of your progress is shown when you are swimming against the tide. In the third quarter 2022, First Guaranty Bank showed continued progress and strength by improving its earnings, asset quality and equity while overcoming interest rate increases, adversity due to natural disasters, and market doubts about the economy.

With all of these questions, First Guaranty’s earnings for the nine months ending September 30th increased from $1.72 per share in 2021 to $2.05 in 2022 and the earnings for the three months ending September 30th increased from $0.67 per share in 2021 to $0.70 in 2022. This performance resulted in you receiving today, your 117th consecutive quarterly dividend.

For the period from September 30, 2021, until September 30, 2022, Fed funds interest rates increased from 0.08% to 3.08%. This is a percentage increase of 3,750%. For that same period of time, First Guaranty’s total interest expense increased by only 28%. This management of our deposits allowed us to not only overcome other adversities of the marketplace; but, to increase our earnings.

Perhaps the most significant adversity to crop up was the losses we took on “relief loans.” Over the past seven years, our areas have been hit with a series of natural disasters including two floods, a Covid pandemic, several hurricanes, and an ice storm. For each of these, First Guaranty has quickly stepped forward and offered “relief loans” to its employees, customers, and community members to help them get through the sudden extra expenses and sudden loss of income which comes with these types of events. First Guaranty Bank sees this as part of its duty as a community bank. Hurricane Ida hit parts of Louisiana much more severely than even Katrina. Although the denominations of the relief loans are relatively small ($5,000), the number of losses was much greater than any past experience. We were still able to overcome this adversity and maintain our profitability. Going forward, we have reviewed the criteria for these relief loans in order to still assist our communities, but reduce losses incurred.

The strength is in large part, due to the continuing growth and strength of our loan portfolio. For the nine-month period ending September 30, 2022, our total interest income increased to $98,269,000 from $81,743,000, an increase of 20%. Our loan portfolio increased from $2,073,461,000 at September 30, 2021 to $2,417,327,000, an increase of 17%. Our deposits increased from $2,544,374,000 at September 30, 2021 to $2,708,572,000.

So, what does all this mean to you? It means that your First Guaranty Bancshares, Inc. has grown and gotten stronger so that it can continue to grow even more profitable while overcoming “bumps in the road.” It means that our balance sheet has grown stronger so that we can remain a profitable, income producing asset, as we go forward.

Our aim is to increase our shareholder value while continuing to build a fortress balance sheet.

We appreciate your support.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents:
Cash and due from banks	$109,174	$261,749
Federal funds sold	183	183
Cash and cash equivalents	109,357	261,932

Investment securities:
Available for sale, at fair value	131,318	210,620
Held to maturity, at cost (estimated fair value of $243,800 and $150,585 respectively)	319,899	153,536
Investment securities	451,217	364,156

Federal Home Loan Bank stock, at cost	4,830	1,359
Loans held for sale	—	—

Loans, net of unearned income	2,417,327	2,159,359
Less: allowance for loan and lease losses	23,468	24,029
Net loans	2,393,859	2,135,330

Premises and equipment, net	58,209	58,637
Goodwill	12,900	12,900
Intangible assets, net	5,267	5,922
Other real estate, net	1,667	2,072
Accrued interest receivable	12,067	12,047
Other assets	47,424	23,765
Total Assets	$3,096,797	$2,878,120

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$534,548	$532,578
Interest-bearing demand	1,421,877	1,275,544
Savings	217,820	201,699
Time	534,327	586,671
Total deposits	2,708,572	2,596,492

Short-term advances from Federal Home Loan Bank	80,000	—
Short-term borrowings	20,000	—
Repurchase agreements	6,408	6,439
Accrued interest payable	3,641	4,480
Long-term advances from Federal Home Loan Bank	—	3,208
Senior long-term debt	22,738	25,170
Junior subordinated debentures	15,000	14,818
Other liabilities	9,000	3,624
Total Liabilities	2,865,359	2,654,231

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares outstanding; 10,716,796 shares issued	10,717	10,717
Surplus	130,093	130,093
Retained earnings	73,526	56,654
Accumulated other comprehensive (loss) income	(15,956)	(6,633)
Total Shareholders' Equity	231,438	223,889
Total Liabilities and Shareholders' Equity	$3,096,797	$2,878,120
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2022	2021	2022	2021
Interest Income:
Loans (including fees)	$32,386	$26,685	$90,423	$75,629
Deposits with other banks	561	69	924	210
Securities (including FHLB stock)	2,303	2,660	6,922	5,904
Total Interest Income	35,250	29,414	98,269	81,743

Interest Expense:
Demand deposits	6,243	1,983	11,403	5,222
Savings deposits	267	50	429	152
Time deposits	2,533	3,079	7,828	9,930
Borrowings	758	470	1,867	1,558
Total Interest Expense	9,801	5,582	21,527	16,862

Net Interest Income	25,449	23,832	76,742	64,881
Less: Provision for loan losses	1,509	304	2,898	1,812
Net Interest Income after Provision for Loan Losses	23,940	23,528	73,844	63,069

Noninterest Income:
Service charges, commissions and fees	814	556	2,364	1,934
ATM and debit card fees	864	874	2,591	2,649
Net (losses) gains on securities	—	(184)	(17)	876
Net gains on sale of loans	1,624	110	1,713	435
Other	716	706	1,856	2,092
Total Noninterest Income	4,018	2,062	8,507	7,986

Total Business Revenue, Net of Provision for Loan Losses	27,958	25,590	82,351	71,055

Noninterest Expense:
Salaries and employee benefits	9,181	8,131	27,246	23,678
Occupancy and equipment expense	2,295	2,227	6,748	6,746
Other	6,312	5,394	18,364	16,340
Total Noninterest Expense	17,788	15,752	52,358	46,764

Income Before Income Taxes	10,170	9,838	29,993	24,291
Less: Provision for income taxes	2,117	2,047	6,230	5,043
Net Income	8,053	7,791	23,763	19,248
Less: Preferred stock dividends	582	582	1,747	802
Net Income Available to Common Shareholders	$7,471	$7,209	$22,016	$18,446

Per Common Share:[1]
Earnings	$0.70	$0.67	$2.05	$1.72
Cash dividends paid	$0.16	$0.15	$0.48	$0.44

Weighted Average Common Shares Outstanding	10,716,796	10,716,796	10,716,796	10,716,796
See Notes to Consolidated Financial Statements
[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$109,333	$561	2.04%	$190,309	$69	0.14%
Securities (including FHLB stock)	460,370	2,303	1.98%	425,824	2,660	2.48%
Federal funds sold	272	—	—%	2,691	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,344,868	32,386	5.48%	2,061,501	26,685	5.14%
Total interest-earning assets	2,914,843	$35,250	4.80%	2,680,325	$29,414	4.35%

Noninterest-earning assets:
Cash and due from banks	17,611			17,313
Premises and equipment, net	58,126			59,631
Other assets	27,430			22,748
Total Assets	$3,018,010			$2,780,017

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,397,720	$6,243	1.77%	$1,192,626	$1,983	0.66%
Savings deposits	220,567	267	0.48%	199,101	50	0.10%
Time deposits	532,253	2,533	1.89%	600,921	3,079	2.03%
Borrowings	74,078	758	4.06%	78,680	470	2.37%
Total interest-bearing liabilities	2,224,618	$9,801	1.75%	2,071,328	$5,582	1.07%

Noninterest-bearing liabilities:
Demand deposits	554,218			479,433
Other	10,448			10,003
Total Liabilities	2,789,284			2,560,764

Shareholders' equity	228,726			219,253
Total Liabilities and Shareholders' Equity	$3,018,010			$2,780,017
Net interest income		$25,449			$23,832

Net interest rate spread (1)			3.05%			3.28%
Net interest-earning assets (2)	$690,225			$608,997
Net interest margin (3), (4)			3.46%			3.53%

Average interest-earning assets to interest-bearing liabilities			131.03%			129.40%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.47% and 3.53% for the above periods ended September 30, 2022 and 2021 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2022 and 2021 respectively.
(5)Annualized.
(6)Includes loan fees of $1.8 million for the three months ended September 30, 2022 and 2021 respectively. PPP loan fee income of $0.2 million and $0.4 million was recognized for the three months ended September 30, 2022 and 2021 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$158,206	$924	0.78%	$251,465	$210	0.11%
Securities (including FHLB stock)	450,100	6,922	2.06%	318,768	5,904	2.48%
Federal funds sold	222	—	—%	1,342	—	—%
Loans held for sale	—	—	—%	14	—	—%
Loans, net of unearned income (6)	2,248,445	90,423	5.38%	1,999,809	75,629	5.06%
Total interest-earning assets	2,856,973	$98,269	4.60%	2,571,398	$81,743	4.25%

Noninterest-earning assets:
Cash and due from banks	18,472			14,127
Premises and equipment, net	58,251			60,038
Other assets	28,461			24,127
Total Assets	$2,962,157			$2,669,690

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,350,190	$11,403	1.13%	$1,038,276	$5,222	0.67%
Savings deposits	212,013	429	0.27%	188,099	152	0.11%
Time deposits	552,340	7,828	1.89%	675,870	9,930	1.96%
Borrowings	59,263	1,867	4.21%	93,434	1,558	2.23%
Total interest-bearing liabilities	2,173,806	$21,527	1.32%	1,995,679	$16,862	1.13%

Noninterest-bearing liabilities:
Demand deposits	554,388			462,548
Other	8,424			10,067
Total Liabilities	2,736,618			2,468,294

Shareholders' equity	225,539			201,396
Total Liabilities and Shareholders' Equity	$2,962,157			$2,669,690
Net interest income		$76,742			$64,881

Net interest rate spread (1)			3.28%			3.12%
Net interest-earning assets (2)	$683,167			$575,719
Net interest margin (3), (4)			3.59%			3.37%

Average interest-earning assets to interest-bearing liabilities			131.43%			128.85%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.60% and 3.38% for the above periods ended September 30, 2022 and 2021 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2022 and 2021 respectively.
(5)Annualized.
(6)Includes loan fees of $6.3 million and $4.4 million for the nine months ended September 30, 2022 and 2021 respectively. PPP loan fee income of $1.3 million and $0.8 million was recognized for the nine months ended September 30, 2022 and 2021 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021:

	September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$204,640	8.4%	$175,221	7.6%	$200,504	9.0%	$174,334	8.1%
Farmland	24,556	1.0%	28,152	1.2%	31,840	1.4%	31,810	1.5%
1- 4 Family	352,501	14.5%	310,403	13.5%	293,773	13.1%	288,347	13.3%
Multifamily	118,273	4.9%	105,454	4.6%	69,264	3.1%	65,848	3.0%
Non-farm non-residential	981,954	40.5%	962,442	41.8%	894,105	40.0%	886,407	40.9%
Total Real Estate	1,681,924	69.3%	1,581,672	68.7%	1,489,486	66.6%	1,446,746	66.8%
Non-Real Estate:
Agricultural	47,642	2.0%	37,164	1.6%	28,850	1.3%	26,747	1.2%
Commercial and industrial(1)	365,549	15.1%	397,233	17.3%	412,672	18.4%	398,391	18.4%
Commercial leases	281,010	11.6%	237,560	10.3%	257,323	11.5%	246,022	11.4%
Consumer and other	48,188	2.0%	48,448	2.1%	48,702	2.2%	48,142	2.2%
Total Non-Real Estate	742,389	30.7%	720,405	31.3%	747,547	33.4%	719,302	33.2%
Total loans before unearned income	2,424,313	100.0%	2,302,077	100.0%	2,237,033	100.0%	2,166,048	100.0%
Unearned income	(6,986)		(6,339)		(5,914)		(6,689)
Total loans net of unearned income	$2,417,327		$2,295,738		$2,231,119		$2,159,359
(1) Includes PPP loans fully guaranteed by the SBA of $6.1 million, $12.0 million, $20.2 million, and $35.4 million at September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2022, respectively.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Nonaccrual loans:
Real Estate:
Construction and land development	$104	$—	$257	$530
Farmland	290	290	291	787
1- 4 family	3,646	3,148	3,266	2,861
Multifamily	—	—	—	—
Non-farm non-residential	2,629	2,925	8,172	8,733
Total Real Estate	6,669	6,363	11,986	12,911
Non-Real Estate:
Agricultural	1,645	1,791	1,690	2,302
Commercial and industrial	876	864	671	699
Commercial leases	—	152	—	—
Consumer and other	1,168	991	784	803
Total Non-Real Estate	3,689	3,798	3,145	3,804
Total nonaccrual loans	10,358	10,161	15,131	16,715

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	326	—	21	246
Farmland	—	—	—	—
1- 4 family	359	210	170	514
Multifamily	13	—	162	162
Non-farm non-residential	318	508	478	281
Total Real Estate	1,016	718	831	1,203
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	444	123	123	23
Commercial leases	—	—	—	—
Consumer and other	—	—	—	19
Total Non-Real Estate	444	123	123	42
Total loans 90 days and greater delinquent & accruing	1,460	841	954	1,245

Total non-performing loans	11,818	11,002	16,085	17,960

Real Estate Owned:
Real Estate Loans:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	249	218	362	817
Multifamily	—	—	—	—
Non-farm non-residential	1,418	1,416	1,492	1,255
Total Real Estate	1,667	1,634	1,854	2,072
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,667	1,634	1,854	2,072

Total non-performing assets	$13,485	$12,636	$17,939	$20,032

Non-performing assets to total loans	0.56%	0.55%	0.80%	0.93%
Non-performing assets to total assets	0.44%	0.43%	0.62%	0.70%
Non-performing loans to total loans	0.49%	0.48%	0.72%	0.83%
Nonaccrual loans to total loans	0.43%	0.44%	0.68%	0.77%
Allowance for loan and lease losses to nonaccrual loans	226.57%	232.09%	159.57%	143.76%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2022	2021	2020	2019	2018
Tangible Common Equity
Total shareholders' equity	$231,438	$223,889	$178,591	$166,035	$147,284
Adjustments:
Preferred	33,058	33,058	—	—	—
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,529	5,051	5,815	6,527	2,704
Tangible common equity	$180,951	$172,880	$159,876	$146,566	$141,108
Common shares outstanding[1]	10,716,796	10,716,796	10,716,796	10,716,796	10,657,245
Book value per common share[1]	$18.51	$17.81	$16.66	$15.49	$13.82
Tangible book value per common share[1]	$16.88	$16.13	$14.92	$13.68	$13.24
Tangible Assets
Total Assets	$3,096,797	$2,878,120	$2,473,078	$2,117,216	$1,817,211
Adjustments:
Goodwill	12,900	12,900	12,900	12,942	3,472
Acquisition intangibles	4,529	5,051	5,815	6,527	2,704
Tangible Assets	$3,079,368	$2,860,169	$2,454,363	$2,097,747	$1,811,035
Tangible common equity to tangible assets	5.88%	6.04%	6.51%	6.99%	7.79%
[1]All share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.